SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 17, 2003

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 9.    Regulation FD Disclosure

               The Registrant furnishes, pursuant to Regulation FD, its news release dated September 17, 2003, entitled "DuPont Chief Financial Officer Addresses CS First Boston Chemical Industry Conference CFO Addresses The Company's Strategic Direction And Reaffirms Outlook For 2003."

September 17, 2003	Contact:	Clif Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT CHIEF FINANCIAL OFFICER ADDRESSES CS FIRST BOSTON
CHEMICAL INDUSTRY CONFERENCE
CFO ADDRESSES THE COMPANY'S STRATEGIC DIRECTION
AND REAFFIRMS OUTLOOK FOR 2003

               WILMINGTON, Del., Sept. 17, 2003 -- Gary M. Pfeiffer, DuPont senior vice president and chief financial officer addressed industry analysts and investors attending the CS First Boston Chemical Industry Conference today in New York.

               Pfeiffer reviewed the company's continuing progress toward transforming DuPont into a more growth-oriented global enterprise that uses its scientific capabilities and expertise to meet the needs of markets that will reward innovation.

               "Strong and healthy businesses, rigorous financial discipline, and an enviable balance sheet play an important role in achieving our growth objectives," Pfeiffer said. "Our company's future growth will be driven by science and innovation in the areas of electronics, biotechnology, materials science, and safety and security."

               Pfeiffer discussed the company's focus on financial discipline in some detail. During his address, he reviewed the company's management approach to capital efficiency, mergers and acquisition processes and working capital management.

               With respect to key drivers of DuPont earnings, Pfeiffer reviewed recent trends and leading indicators of industrial production across major geographies. He said that DuPont businesses did not see evidence of a broad turnaround in industrial demand in their July and August results, but leading indicators suggest a meaningful recovery which should begin to gain momentum in the fourth quarter of 2003 and carry into 2004.

               "We haven't changed our view of macro impacts on DuPont results for the second half. In July we provided two scenarios based on the pace and timing of an anticipated turnaround," said Pfeiffer. "Considering our business experience to date and a close watch on industrial production, we believe that the slower scenario is playing out. Therefore, we expect earnings results for 2003 to be near the lower end of the range provided in our mid-year outlook - or about $1.60. Given this later timing of the upturn, we expect that the fourth quarter will represent at least 75 percent of our second half results."

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Use of Non-GAAP Measures

               This outlook does not include any estimates for special items in the second half. In this regard, as previously disclosed in the company's quarterly SEC report last month, DuPont will record a $25 million gain ($.02 per share) in the third quarter resulting from insurance proceeds related to a 1995 class action suit. The company also expects to record a gain of approximately $.01 per share attributable to a favorable arbitration ruling. In addition, the company is currently conducting an analysis to evaluate the carrying value of its long-term assets in the Textiles & Interiors segment to determine what impairment loss may be required under various separation scenarios. These items would affect reported results by DuPont for the year.

               Management believes that earnings before special items, a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Special items represent significant charges or credits that are important to an understanding of the company's ongoing operations. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.

               The presentation will be available on a live audio webcast accessible via the DuPont home page, www.dupont.com. The presentation will also be archived on the website for future reference in the Investor Center at www.dupont.com.

               DuPont is a science company. Founded in 1802, DuPont puts science to work by solving problems and creating solutions that make people's lives better, safer and easier. Operating in more than 70 countries, the company offers a wide range of products and services to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

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9/17/03

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SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President and Controller

September 18, 2003

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